Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-238827, No. 333-141639, No. 333-184955, No. 333-206338 and No. 333-231633) of Cellcom Israel Ltd. of our report dated March 17, 2021 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting and of our report dated March 18, 2019 relating to the consolidated financial statements, which appear in this Form 20-F.

Tel-Aviv, Israel April 28, 2021	/s/ Kesselman & Kesselman Kesselman & Kesselman Certified Public Accountants (lsr.) A member firm of PricewaterhouseCoopers International Limited

 Kesselman & Kesselman, Derech Menachem Begin 146, Tel-Aviv 6492103, Israel,
P.O Box 7187 Tel-Aviv 6107120, Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il

Kesselman & Kesselman is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity